Exhibit 99.2
Credit Information Exchange November 25, 2008

Objectives Mutual education Improved communications Provide Members a better understanding of the Bank's credit process Overview of Bank and Member Demographics Credit and Collateral Standards

Who Is FHLB Des Moines? Congressionally-chartered, privately-owned, wholesale bank Not a government agency No federal backing of debt nor federal appropriations Regulated by the Federal Housing Finance Agency Owned by members in Iowa, Minnesota, Missouri, South Dakota, and North Dakota Commercial banks, savings institutions, credit unions, and insurance companies are eligible for membership

Twelve FHLB Districts Des Moines

FHLB Des Moines Business Objective To be a reliable and stable source of funding to our members while safeguarding their investment in us Bank's members are both stockholders and customers As a cooperative, deliver value through Providing attractive products and prices Paying reasonable returns on invested capital Maintaining capital structure that includes adequate retained earnings to support safe and sound business operations

Investors FHLB System Financial Institution Customers Local communities everywhere Consolidated Obligations Advances MPF Dividends Stock How the Money Flows

FHLB Des Moines Q3 2008 Results $Millions 9/30/08 12/31/07 Change Assets $87,069 $60,736 43.4% Advances $63,897 $40,412 58.1% Mortgages $10,575 $10,802 -2.1% Investments $11,868 $9,244 28.4% Capital $4,105 $3,052 34.5% $Millions YTD 2008 YTD 2007 Change Net Income $125.1 $43.4 188.2% AHP Accrual $13.9 $5.5 152.7%

Member Demographics (Banks, Thrifts, CUs) FHLB of Des Moines Membership Analysis* FHLB of Des Moines Membership Analysis* FHLB of Des Moines Membership Analysis* FHLB of Des Moines Membership Analysis* FHLB of Des Moines Membership Analysis* FHLB of Des Moines Membership Analysis* FHLB of Des Moines Membership Analysis* Depository Members # Mbrs # Active % Active Advances ($MM) Assets ($MM) Adv./Assets % Total 1209 965 80% 24,975 300,984 8.3% by State IA 355 295 83% 5,464 62,901 8.7% MN 392 304 78% 8,124 80,852 10.0% MO 325 253 78% 8,233 112,855 7.3% ND 70 59 84% 1,822 22,605 8.1% SD 64 51 80% 1,137 19,244 5.9% Other 3 3 100% 196 2,527 7.8% * As of 9/30/08. Excludes Wells Fargo Bank, N.A.

Credit and Collateral Standards Deliver member value, while adhering to the principles of safety and soundness Protect the value of shareholders' investment Position Bank to obtain repayment through liquidation of collateral following an event of default

Integration of Credit and Collateral Collateral mitigates credit risk Member borrowing capacity is based on credit grade and amount of eligible collateral pledged Credit analysis impacts collateral procedures Collateral delivery Field review prioritization

Credit Principles FHLBanks are not solely asset-based lenders Lender of best resort - not last resort Decision making considers Bank's important role as a liquidity provider while protecting shareholders' investment

Credit Monitoring Quarterly Call/TFR Reports Examination reports and regulatory actions Rating agencies Discussions with members and regulators Other (SEC filings, stock prices, financial news sources, etc.)

Internal Credit Grades: Quantitative Analysis Internal scorecard - tool to filter membership Peer based (asset size and charter type) Last five quarters operating results Current data receives most emphasis Weighting Asset quality 30% Capital 30% Earnings 30% Liquidity 10%

Internal Credit Grades: Member Analysis Selection of largest borrowers Selection of weakest performers Selection of members with significant improving/deteriorating trends Review quarterly financial ratio performance Review trend analysis Significant changes in scorecard results Asset growth Balance sheet composition Review CAMELS and third-party ratings Including individual component analysis

Capacity Review Process Borrowing capacity changes based primarily upon quarterly analysis and regulatory examinations Time delay in receiving information from third parties Review process for most members begins the 3rd month after quarter end and is finalized at the end of the 4th month after quarter end Consider more current information as made available by member and/or regulators Members notified of potential borrowing capacity reductions Recommendations for capacity changes approved by Credit Risk Committee Member and regulator notifications Active discussions with regulators to enhance information sharing arrangements

Internal Credit Ratings and Limits Internal Credit Rating Capacity (% of Assets) 3Q08 % of Members 3Q07 % of Members Change (%) A / B 40% 615 50.9% 633 52.4% -2.8% C 35% 478 39.5% 471 39.0% 1.5% D 25% 82 6.8% 63 5.2% 30.2% E 10 - 20% 28 2.3% 11 0.9% 109.1% F 0% 6 0.5% 4 0.3% 50.0% Note: Bank policies permit members at all grade levels to request an exception to the above limits. Statistics include: Member Banks, Thrifts and CUs

CAMELS / Internal Credit Rating Correlation

Internal Credit Rating (borrowing capacity)	CAMELS Rating 1	2	3	4	5
A (40%)	X	x			
B (40%)	X	X			
C (35%)	x	X	x		
D (25%)		x	X	x	
E (10 – 20%)			x	X	
F (0%)					X

Note: Large "X" is primary category, small "x" is secondary category.

Note: Typical distribution of ICR grades based on assigned CAMELS rating at the time of the examination. ICR grades are subject to change in subsequent quarters between exams based on observed trends.

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Internal Credit Ratings - Financial Median Analysis (as of 6/30/2008) ICR Tier 1 Leverage RBC/RBA NPA/TA LLR/NPL Pre-Tax ROAA NIM Banks A 12.35 18.44 0.24 427.41 1.74 4.12 B 9.26 13.17 0.74 164.62 1.46 4.01 C 8.65 12.00 1.39 92.18 0.88 3.85 D 8.35 11.60 3.82 45.00 -0.08 3.50 E 8.23 11.47 7.28 32.25 -1.00 3.07 Thrifts A 12.35 20.79 0.28 177.74 1.77 3.28 B 9.48 13.58 0.81 135.66 0.96 3.01 C 9.29 14.70 2.16 52.12 0.35 3.11 D & E 7.80 11.14 3.89 29.68 -0.21 2.76 CU's A 11.24 0.18 159.09 1.40 3.80 B 11.08 0.49 110.65 0.74 3.55 C 9.89 0.71 82.88 0.45 3.67 D & E 8.15 1.56 51.39 0.06 3.88

Borrowings as % of Credit Capacity (as of 9/30/2008) Borrowings as a % of Credit Limit Number % of Membership > 50% 101 8.4% > 75% 26 2.2% > 85% 14 1.2%

Borrowing Constraints (as of 9/30/2008) Constraint Number % of Membership Collateral 1,164 96.3% Credit 45 3.7% Note: Based on advance equivalency of pledged collateral versus credit limit.

Internal Monitoring Lists Total Membership as of 9/30/08 = 1,209 Watch List (97 members) Negative trends in asset quality, earnings, and capital Subject to closer monitoring and analysis Generally does not restrict borrowing capacity Restricted Lending List (20 members) Troubled institutions (17 members with CAMELS 4 or 5) Collateral delivery required Credit capacity restrictions may also apply (limits, term or other conditions)

Credit Constrained Members Credit Risk Committee considers impact of borrowing capacity reductions Repayment acceleration has not been invoked to date Consideration of exceptions to credit limits based upon member and/or regulator concerns on a case-by-case basis Additional time may be provided to adjust to reduced credit limit. Exceptions may be continued/terminated based upon performance trends Notify federal regulators

Information Sharing Agreements Existing agreement with federal regulators Regulator must request information in writing per FHLBank regulations Proposed agreement with state regulators Objectives Open discussions on examination results/schedules Changes in Bank member borrowing limits/terms, collateral pledging requirements, or other mutual concerns